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                                                                   EXHIBIT 10.76


PRIME RESIDENTIAL, INC.

DEFERRED COMPENSATION AGREEMENT

            THIS AGREEMENT is entered into on
Residential, Inc., a Maryland corporation (the
"Company"), and

_, 1995, by and between Prime ("Director").

Director is a non-employee member of the Board of Directors of the Company. The Company and Director mutually desire to enter into a compensation agreement whereby

-Director will irrevocably elect to defer receipt of payment for his services as a member of the Board and whereby the payments so deferred will be adjusted to reflect the performance of the Company's common stock during the deferral period.

In consideration of the foregoing, the parties agree as follows:

     1. The Company shall pay and Director shall receive compensation for any and all services rendered by him as a director of the Company from and after the date hereof to the extent, at the time, and in the manner hereinafter provided.

     2. The Company shall establish and maintain two bookkeeping accounts, the first to be known as the Director's Deferred Compensation Cash Account (hereinafter referred to as the "Cash Account"), and the second to be known as Director's Deferred Compensation Stock Account (hereinafter referred to as the "Stock Account").

(a) Cash Account

     The Company shall regularly credit to the Cash Account (i) the dollar amount that Director would otherwise (but for this Agreement) have been entitled to receive for his services as a director of the Board in accordance with the terms and provisions of any plan, policy, agreement or resolution duly adopted by the Board from time to time, (ii) the dollar amount of dividends that would have been payable, as of the record date applicable to any cash dividend on the Company's common stock (the "Common Stock"), with respect to a number of shares of common stock equal to the number of notional shares credited to the Stock Account as of such record date and (iii) the amount of cash or other property that would have been payable as a result of any stock dividend or split, recapitalization, merger, consolidation or similar change or distribution, with respect to a number of shares of Common Stock equal to the number of notional shares then credited to the Stock Account. Such credits shall continue for so long as there shall be notional shares of Common Stock credited to the Stock Account.

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(b) Stock Account

     On the tenth day (or, if such day is not a business day, the next business day thereafter) of January, April, July and October of each year, the Company shall determine the number of whole shares of Common Stock that could have been purchased on such date with the amounts then in the Cash Account, based upon the closing price of such shares as reported for such date in Lee Wall Street Journal (or, if not so reported for such date, the most recent trading date so reported). A number of notional shares corresponding to such share amount shall be credited to the Stock Account and the amount in the Cash Account shall be reduced accordingly. In addition, the Stock Account shall be credited with notional securities equal to the amount of securities that would have been payable, as a result of any stock dividend or split, recapitalization, merger, consolidation or similar change or distribution, with respect to a number of shares of Common Stock equal to the number of notional shares then credited to such Account.

The foregoing accounts shall be established for bookkeeping purposes only, shall not represent either a cash deposit or actual shares, shall not give Director any special right in cash or shares held or owned by the Company, shall be unfunded and unsecured, and shall not give rise to any cause of action by Director against the Company, except at such time as Director shall become entitled to receive payment of compensation in accordance with the terms of this Agreement. Amounts payable under the terms of this Agreement shall be paid from the general assets of the Company. The Company shall furnish Director quarterly statements showing the current balances in each of the foregoing accounts.

     3. Director shall be entitled to receive, in cash, all amounts payable hereunder [in one lump sum payment on 1 [in _ annual installments commencing on

     1i except in the event of Director's death, disability or termination of service as a director of the Board prior to such date, in which case Director (or his beneficiary designated in accordance with paragraph 4 below) shall be entitled to receive such payments commencing on the first business day of April in the calendar year following such death, disability or termination of service. The amount of each such payment shall be determined by dividing (a) the sum of (i) the amount then credited to the Cash Account and (ii) the fair market value of a number of shares of Common Stock equal to the number of notional shares then credited to the Stock Account (as determined by multiplying such number by the closing price of the Common Stock as reported for the last business day preceding the date of such payment in The Wall Street Journal, by (b) THE NUMBER OF PAYMENTS then remaining due hereunder.

     ' Select either lump sum or up to 5 annual installments. First payment date must be more than six months after date of the Agreement. Election must be made on date of Agreement.

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     4. Any payments due hereunder that have not been paid to Director during his lifetime shall be paid to his surviving spouse or to any other person he may have designated in a writing filed with the Company for such purpose. The Company may rely upon the last of any such written designations in its possession in making any such payments, which shall be made at the same time(s) and in the same amount(s) as would have been made to Director's surviving spouse (or other beneficiary designated in accordance with this paragraph) during the lifetime of such person may be paid to the executor or administrator of the estate of such person; such payments shall be made at the same time(s) and in the same amount(s) as would have been made to Director had he survived.

     5. The rights of Director (or his surviving spouse or other designated beneficiary) to receive payments hereunder are personal and are not subject to acceleration or assignment, and the Company shall have no liability for payments hereunder to any person at any time or in any manner other than as herein provided. Notwithstanding the foregoing, the Company shall have the right, upon resolution duly adopted by its Board of Directors (without giving effect to any vote by Director), to pay in cash, in advance of any scheduled date or dates provided for herein, all or any part of the aggregate amount of payments that would otherwise be due hereunder.

     6. This Agreement may be amended only in writing with the consent of Director and the Company, provided that no such amendment shall have retroactive effect or modify the cash nature of the amounts payable to Director hereunder, and provided further, that any such amendments shall become effective only as to the next succeeding calendar quarter following the date of such amendment and thereafter.

     7. This Agreement shall be binding upon, and shall inure to the benefits of, the successors and assigns of the Company.

     8. If any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions hereof, and this Agreement shall be construed and enforced as if the invalid provisions had never been set forth herein. As used herein, the masculine includes feminine, the singular includes the plural and the plural includes the singular.

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     9. This Agreement shall be considered a contract under, and shall for all purposes be construed in accordance with and governed by the laws of, the State of Illinois.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf pursuant to the authorization of its Board of Directors, and Director has hereunto set his hand, all on the date first above written.

PRIME RESIDENTIAL, INC.

By:

Its:

[DIRECTOR]